Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Global Health Voyager, Inc. (the "Registrant") on Form 10-Q/A for the period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ali Moussavi, Principal Executive Officer and Acting Principal Financial Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 17, 2011	/s/ Ali Moussavi
Ali Moussavi
Principal Executive Officer and Acting Principal Financial Officer